UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 3, 2017)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 18th Floor New York, NY 98001
(Address of principal executive offices)

(212) 521-4052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 3, 2017, 1847 Neese, Inc. (“1847 Neese”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Neese, Inc., an Iowa corporation (“Neese”), and Alan Neese and Katherine Neese (the “Sellers”), pursuant to which, on the same date, 1847 Neese acquired all of the issued and outstanding capital stock of Neese for an aggregate purchase price of (i) $2,225,000 in cash (subject to adjustment as described below), (ii) 450 shares of the common stock of 1847 Neese (the “Shares”), constituting 45% of the capital stock of 1847 Neese, (iii) the issuance of a vesting promissory note in the principal amount of $1,875,000, and (iv) the issuance of a short term promissory note in the principal amount of $1,025,000. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry.

The cash portion of the purchase price is subject to a post-closing working capital adjustment provision. Under this provision, the cash portion of the purchase price will be adjusted upward if the final certified balance sheet of Neese as of a date on or about the closing date does not reflect a cash balance of at least $200,000. In the event of such a deficiency, the Sellers are required to pay 1847 Neese an amount in cash equal to the deficiency.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not complete with the business of Neese for a period of three (3) years following closing. In addition, 1847 Neese agreed that for so long as the Sellers and/or their affiliates beneficially own the Shares, 1847 Neese and Neese shall not do any of the following without the written consent or affirmative vote of the Sellers and/or such affiliates: (i) liquidate, dissolve or wind-up their business and affairs; (ii) effect any merger or consolidation; (iii) sell substantially all of their assets; (iv) amend, alter or repeal any provision of their articles of incorporation or bylaws; (v) create or issue shares of any additional class or series of capital stock, or increase the authorized number of shares of capital stock; (vi) reclassify, alter or amend any existing security that is pari passu with the Shares in respect of the distribution of assets on the liquidation, dissolution or winding up, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Shares in respect of any such right, preference, or privilege; (vii) purchase or redeem any shares of capital stock other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services; (viii) incur any aggregate indebtedness in excess of $6 million, other than trade credit incurred in the ordinary course of business; (ix) issue any additional shares of common stock or options, warrants, or other securities directly or indirectly convertible into or exchangeable for common stock; or (x) increase or decrease the authorized number of directors constituting its board of directors.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds $50,000, whereupon they will be liable for all losses relating back to the first dollar. Furthermore, the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed the cash portion of the purchase price payable under the Purchase Agreement.

The closing of the Purchase Agreement was subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; and delivery of all documents required for the transfer of shares of Neese to 1847 Neese.

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Vesting Promissory Note

As noted above, a portion of the purchase price under the Purchase Agreement was paid by the issuance of a vesting promissory note in the principal amount of $1,875,000 by 1847 Neese and Neese to the Sellers (the “Vesting Note”). Payment of the principal and accrued interest on the Vesting Note is subject to vesting. The Vesting Note bears interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and is due and payable in full on June 30, 2020 (the “Maturity Date”). The principal of the Vesting Note vests in accordance with the following formula:

•	Fiscal Year 2017 – If Adjusted EBITDA for the fiscal year ending December 31, 2017, exceeds an Adjusted EBITDA target of $1,300,000 (the “Adjusted EBITDA Target”), then a portion of the principal amount of the Vesting Note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2017 through the Maturity Date.

•	Fiscal Year 2018 - If Adjusted EBITDA for the fiscal year ending December 31, 2018, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the Vesting Note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2018 through the Maturity Date.

•	Fiscal Year 2019 - If Adjusted EBITDA for the fiscal year ending December 31, 2019, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the Vesting Note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2019 through the Maturity Date.

For purposes of the Vesting Note, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with generally accepted accounting principles applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Neese as of the closing date (“GAAP”), plus to the extent deducted in calculating such net income, (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses, (ii) all management fees, allocations or corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of Neese by 1847 Neese including allocations of supervisory, centralized or other parent-level expense items, (iii) one-time extraordinary expenses or losses, (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA, the purchase and sales prices of goods and services sold by or purchased by Neese to or from 1847 Neese, its subsidiaries or affiliates shall be adjusted to reflect the amounts that Neese would have realized or paid if dealing with an independent third party in an arm’s-length commercial transaction, and inventory items shall be property categorized as such and shall not be expenses until such inventory is sold or consumed.

The Vesting Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Neese or Neese of any of their covenants under the Purchase Agreement, the Vesting Note, or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of their representations or warranties under such documents, or (iii) the bankruptcy of 1847 Neese or Neese.

Pursuant to the Vesting Note, 1847 Neese and Neese agreed until the Maturity Date to act in good faith to continue to operate Neese’s business as conducted prior to the closing and, in connection therewith, to (i) provide reasonably adequate funding of Neese’s growth and operations, (ii) use all reasonable commercial efforts to exploit market opportunities, and generally use good faith efforts to maximize Adjusted EBITDA, and (iii) not take, and cause their affiliates to refrain from taking, any action the purpose of which is to impede the ability of the Vesting Note to fully vest. They also agreed that they would not sell all or substantially all of the assets of Neese, sell more than 50% of the voting securities of 1847 Neese or Neese, or merge or consolidate Neese with or into another entity (each, a “Fundamental Change”). In the event of a Fundamental Change, the maximum aggregate principal amount of $1,875,000 plus interest thereon shall be automatically accelerated and deemed vested and become immediately due and payable. In addition, if Alan Neese or Katherine Neese are terminated for any reason other than for cause under their respective employment agreements with Neese, then the maximum aggregate principal amount of $1,875,000 plus interest thereon shall also be automatically accelerated and deemed vested and become immediately due and payable.

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Short Term Promissory Note

As noted above, a portion of the purchase price under the Purchase Price was paid by the issuance of a short term promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the Sellers (the “Short Term Note”). The Short Term Note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and is due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The Short Term Note contains the same events of default as the Vesting Note.

Agreement of Lease

Pursuant to the Purchase Agreement, on March 3, 2017, Neese entered into an Agreement of Lease (the “Lease”) with K&H Holdings, LLC, a limited liability company that is wholly-owned by the Sellers. The Lease is for a term of ten (10) years and provides for a base rent of $8,333.33 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The Lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the Lease, and other customary representations, warranties and covenants.

Master Lease Agreement

The cash portion of the purchase price was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC (the “Lessor”), pursuant to a Master Lease Agreement (the “Master Lease”), dated March 3, 2017, between Utica, as lessor, and 1847 Neese and Neese, as co-lessees (collectively, the “Lessee”). Under the Master Lease, the Lessor loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein (the “Equipment”), which it leases to the Lessee. The term of the Master Lease is for 51 months.

The Lessee is required to pay a monthly rent of $53,000 for the first three months, with such amount increasing to $85,321.63 for the remaining 48 months. If any rent is not received by the Lessor within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay the Lessor a charge equal to five (5%) percent of the amount of such payment. The Lessee is also required to pay an annual administration fee of $3,000. Upon the expiration of the term of the Master Lease, the Lessee is required to pay, together with all other amounts then due and payable under the Master Lease, in cash, an end of term buyout price equal to the lesser of (a) $162,000 (five (5%) percent of the Total Invoice Cost (as defined in the Master Lease)) or (b) the fair market value of the Equipment, as determined by the Lessor.

Provided that no default under the Master Lease has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the Equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the Master Lease, which represents the anticipated fair market value of the Equipment as of the anticipated end date of the Master Lease. In addition, the Lessee shall pay to the Lessor an administrative charge to be determined by the Lessor to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the Equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the Equipment to Lessee.

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In connection with the Master Lease, the Lessee granted a security interest on all of its right, title and interest in and to (i) the Equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by the Lessor, including all property of every description, in the custody of or in transit to the Lessor for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

A default shall be deemed to have occurred under the Master Lease upon the occurrence of any of the following (each, an “Event of Default”): (i) non-payment of rent within five (5) days of the applicable rent payment date; (ii) non-payment of any other payment within five (5) days after it is due; (iii) failure to maintain, use or operate the Equipment in compliance with applicable law; (iv) failure to remain in full compliance with all applicable laws including, without limitation, (a) ensuring that no person who owns a controlling interest in or otherwise controls either Lessee is or shall be (1) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or any other similar lists maintained by it pursuant to any authorizing statute, Executive Order or regulation, or (2) a person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) compliance with all applicable Bank Secrecy Act laws, regulations and government guidance and on the prevention and detection of money laundering violations; (v) failure to obtain, maintain and comply with all of the insurance coverages required under the Master Lease that is not cured within five (5) days after notice thereof; (vi) any transfer or encumbrance, or the existence of any lien, except for permitted liens; (vii) a payment or other default by the Lessee under any loan, lease, guaranty or other financial obligation to the Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; (viii) a payment or other default by the Lessee under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (iv) an inaccuracy in any representation or breach of warranty by the Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document (as defined in the Master Lease), including any omission of any substantial contingent or unliquidated liability or claim against the Lessees; (x) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against the Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of Master Lease or any other Lease Document in any such proceeding; (xi) the failure by the Lessee generally to pay its debts as they become due or their admission in writing of their inability to pay the same; (xii) the Lessee shall (a) enter into any transaction of merger or consolidation (with certain exceptions stated in the Master Lease), (b) cease to do business as a going concern, liquidate, or dissolve; or (c) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (xiii) if the Lessee is privately held and effective control of the Lessee's voting capital stock, issued and outstanding from time to time, is not retained by the present holders (unless the Lessee shall have provided thirty (30) days’ prior written notice to the Lessor of the proposed disposition and the Lessor shall have consented thereto in writing); (xix) if the Lessee is a publicly held corporation and there is a material change in the ownership of the Lessee’s capital stock, unless the Lessor is satisfied as to the creditworthiness of the Lessee and as to the Lessee’s conformance to the other standard criteria then used by the Lessor for such purpose immediately thereafter; (xx) there occurs a default or anticipatory repudiation under any guaranty executed in connection with the Master Lease; (xxi) failure to satisfy the requirements of any financial covenants set forth in the Master Lease, or in any rider or schedule to the Master Lease; (xxii) failure to timely pay any material suppliers and mechanics for work or repairs to the Equipment; or (xxiii) breach by the Lessee of any other covenant, condition or agreement (other than those in items (i)-(xxii)) under the Master Lease or any of the other Lease Documents that continues for thirty (30) days after the Lessor’s written notice to the Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

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If an Event of Default occurs, the Lessor may (in its sole discretion) exercise any one or more of the following remedies: (i) proceed at law or in equity, to enforce specifically the Lessee’s performance or to recover damages; (ii) declare the Lessee in default, and terminate the Lessee’s right to use the Equipment and the Lessee’s other rights, but not its obligations, under the Master Lease and the Lessee shall immediately assemble, make available and, if the Lessor requests, return the Equipment to the Lessor in accordance with the terms of the Master Lease; (iii) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (iv) use the premises where the Equipment is located to store, repair, assemble, auction, sell or otherwise deal with the Equipment, without cost or liability to Lessor; (v) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in the Lessor’s possession, at public or private sale, with or without notice to the Lessee, and apply or retain the net proceeds of such disposition, with the Lessee remaining liable for any deficiency and with any excess being for the account of the Lessee; (vi) enforce any or all of the preceding remedies with respect to any Equipment, and apply any deposit or other cash collateral, or any proceeds of any such Equipment, at any time to reduce any amounts due to the Lessor; (vii) demand and recover from the Lessee all Liquidated Damages whenever the same shall be due; and (viii) exercise any and all other remedies allowed by applicable law, including the Uniform Commercial Code. “Liquidated Damages” means an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other rent due as of such determination date, and all Enforcement Costs, less a credit for any disposition proceeds, if applicable. “Stipulated Loss Value” means the product of the portion of the total invoice cost allocated to the lost equipment as determined by the Lessor in its sole discretion, times the percentage factor applicable to the loss payment date, as set forth in the Master Lease. “Enforcement Costs” include all reasonable legal fees and other enforcement costs and expenses incurred by reason of any Event of Default or the exercise of the Lessor’s rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment, or the sale, re-lease or other disposition, and sales or use taxes incurred by the Lessor in connection with any disposition of the Equipment after the occurrence of an Event of Default, and all other pre-judgment and post-judgment enforcement related actions taken by the Lessor or any actions taken by the Lessor in any bankruptcy case involving the Lessee, the Equipment, or any other person.

In addition, from and after the date on which an Event of Default occurs, the Lessee shall pay interest to the Lessor with respect to all amounts due under the Master Lease until such amounts are received by the Lessor at a per annum interest rate that is the lesser of eighteen percent (18%) or the maximum rate permitted by applicable law.

During the term of the Master Lease, the Lessee agreed that it would not (i) prepay any indebtedness owning to any person (other than the Lessor) if such prepayment impairs the Lessee’s ability to fulfill its obligations hereunder on a timely basis; (ii) enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital, or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, or other evidence of beneficial ownership of any person or entity, or commit to do any of the foregoing; (iii) guarantee or otherwise become in any way liable with respect to any obligation of any person or entity except by endorsement of instruments or items of payment for deposit to the account of the Lessee which are transmitted or turned over to the Lessor; or (iv) take any action concerning or with respect to the Equipment that is inconsistent with the provisions or purposes of the Master Lease or that would otherwise impair or threaten to impair the Lessor’s interest in the Equipment or the Lessor’s rights under the Master Lease.

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Management Services Agreement

On March 3, 2017 (the “Commencement Date”), 1847 Neese entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Neese appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter; provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iv) if the aggregate amount the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Neese shall also reimburse the Manager for all costs and expenses of 1847 Neese which are specifically approved by the board of directors of 1847 Neese, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Neese in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Neese’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Neese’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Vesting Note, the Short Term Note, the Lease, the Master Lease and the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibit 10.1-10.6, which are incorporated herein by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Neese will be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(b) Pro forma financial information

Pro forma financial information will also be filed by an amendment to this Form 8-K within 71 calendar days of the date hereof.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated March 3, 2017, among 1847 Neese Inc., Neese, Inc., Alan Neese and Katherine Neese
10.2	8% Vesting Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017
10.3	10% Short Term Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017
10.4	Agreement of Lease, dated March 3, 2017, between K&A Holdings, LLC and Neese, Inc.
10.5	Master Lease Agreement, dated March 3, 2017, between Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc.
10.6	Management Services Agreement, dated March 3, 2017, between 1847 Neese Inc. and 1847 Partners LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: March 9, 2017	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement, dated March 3, 2017, among 1847 Neese Inc., Neese, Inc., Alan Neese and Katherine Neese
10.2	8% Vesting Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017
10.3	10% Short Term Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017
10.4	Agreement of Lease, dated March 3, 2017, between K&A Holdings, LLC and Neese, Inc.
10.5	Master Lease Agreement, dated March 3, 2017, between Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc.
10.6	Management Services Agreement, dated March 3, 2017, between 1847 Neese Inc. and 1847 Partners LLC

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